                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Urban Outfitters, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                          [LOGO OF URBAN OUTFITTERS}

Dear Shareholder:

  You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Urban Outfitters, Inc. to be held at 10:30 a.m., on May 22, 2001, at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania.

  The matters to be considered and voted upon are described in the 2001 Notice of Annual Meeting of Shareholders and the Proxy Statement that accompany this letter. It is important that your shares be represented and voted at the Annual Meeting. Kindly read the attached Proxy Statement, date and sign the enclosed proxy card and return the proxy card in the accompanying envelope.

  I look forward to seeing you at the meeting and having the opportunity to review the business operations of Urban Outfitters with you.

                                          Sincerely,

                                          /s/ Richard A. Hayne

                                          Richard A. Hayne
                                          Chairman of the Board

April 20, 2001

                                [LOGO TO COME]

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 May 22, 2001

                               ----------------

TO OUR SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Urban Outfitters, Inc. will be held at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania, on May 22, 2001 at 10:30 a.m., for the following purposes:

  1. To elect six Directors to serve for a term of one year.

  2. To transact such other business as may properly come before the meeting.

  Only shareholders of record at the close of business on April 4, 2001 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Glen A. Bodzy
                                          Glen A. Bodzy
                                          Secretary

April 20, 2001

                            URBAN OUTFITTERS, INC.
                              1809 Walnut Street
                       Philadelphia, Pennsylvania 19103

                               ----------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

  The accompanying proxy is solicited by the Board of Directors of Urban Outfitters, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Tuesday, May 22, 2001 at 10:30 a.m. at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania, and any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card are being mailed to Shareholders on or about April 20, 2001.

  Only Shareholders of record, as shown on the transfer books of the Company, at the close of business on April 4, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 17,253,486 Common Shares outstanding.

  The Company's Common Shares represented by an unrevoked Proxy in the enclosed form, which has been properly executed and received prior to the Meeting, will be voted in accordance with the specifications made on such Proxy. Any properly executed Proxy received on a timely basis on which no specification has been made by the Shareholder will be voted "FOR" the election of the nominees to the Board of Directors listed in this Proxy Statement and, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the Proxies upon such other matters as may come before the Meeting and any adjournments. Any Shareholder giving a Proxy has the power to revoke it prior to its exercise either by giving written notice to the Secretary of the Company, by voting in person at the Meeting or by execution of a subsequent Proxy.

  Presence at the Meeting in person or by Proxy of the holders of a majority of the Common Shares entitled to vote is necessary to constitute a quorum. Each share entitles the holder to one vote. The election of directors will be determined by a plurality vote and the six nominees receiving the most "FOR" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares cast on the proposal. In all matters, an abstention or broker nonvote will not be counted as a vote cast.

                           1. ELECTION OF DIRECTORS

  The Company's By-laws provide for the Board of Directors to be composed of as many directors as are designated from time to time by the Board of Directors. Currently there are six directors. Each director shall be elected for a term of one year and shall serve until his successor is elected and qualified.

  At the Meeting, six directors will be elected. The Board of Directors has nominated the six persons listed below for election to the Board at the Meeting. Unless otherwise directed, the persons named on the Proxy intend to vote all valid proxies received by them "FOR" the election of the listed nominees. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named on the Proxy intend to vote "FOR" the election of such person as may be nominated by the Board of Directors in substitution. The Company has no reason to believe that any nominee of the Board of Directors will be unable to serve as a director if elected.

  The nominees for election to the Board of Directors are Richard A. Hayne, Scott A. Belair, Harry S. Cherken, Jr., Kenneth K. Cleeland, Joel S. Lawson III and Burton M. Sapiro.

Biographical Information

  The following information is submitted concerning each nominee for election as a director:

Name                      Age Position
----                      --- --------
Richard A. Hayne (1).....  54 Chairman of the Board of Directors and President
Scott A. Belair (2)(3)...  53 Director
Harry S. Cherken, Jr.....  51 Director
Kenneth K. Cleeland......  60 Director
Joel S. Lawson III
 (2)(3)..................  53 Director
Burton M. Sapiro.........  74 Director

--------
(1) Member of the Nominating Committee
(2) Member of the Audit Committee
(3) Member of the Compensation Committee

Mr. Hayne co-founded the Company in 1970 and has been its President and Chairman of the Board of Directors since the Company's incorporation in 1976.

Mr. Belair co-founded the Company in 1970, has been a director since its incorporation in 1976 and has served as Principal of The ZAC Group, a financial consulting services firm, during the last eleven years. Previously, he was a managing director of Drexel Burnham Lambert Incorporated. Mr. Belair is a director and President of Balfour Maclaine Corporation.

  Mr. Cherken, a director since 1989, has been a partner in the law firm of Drinker Biddle & Reath LLP in Philadelphia, Pennsylvania since 1984 and served as a managing partner of that firm from February 1996 to January 2000.

  Mr. Cleeland has been a director since 1998. He served as Chief Financial Officer and Treasurer of the Company from 1987 until May 1998. Previously, he was the Chief Financial Officer of MBI Business Center, Inc. and President of MBIF Leasing. He was also the Chief Financial Officer and Vice President of J.
G. Hook, Inc. Mr. Cleeland has been the Principal of Wye Associates, a business consulting firm, since May 1998.

  Mr. Lawson, a director since 1985, has, since 1980, been Chief Executive Officer of Howard, Lawson & Co. LLC, an investment banking and corporate finance firm located in Philadelphia, Pennsylvania. Howard, Lawson & Co. LLC became an indirect, wholly-owned subsidiary of FleetBoston Financial Corporation on March 1, 2001.

  Mr. Sapiro, a director since 1989, has been a retail-marketing consultant since his retirement in 1985. Previously, he was Senior Vice President/General Merchandise Manager and a member of the Executive Committee of both Macy's New York and Gimbels Philadelphia/Gimbels East. He was also a director of Macy's New York.

Board Committees and Attendance at Meetings

  The Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee oversees the Company's financial reporting process and system of internal controls on behalf of the Board of Directors. The functions performed by the Audit Committee and its membership are set forth in the "Report of the Audit Committee," included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A. The Board's Compensation Committee is responsible for determining salaries, incentives and other forms of compensation of the executive officers, and also administers the Company's stock option plans. The Board's Nominating Committee makes recommendations to the Board with regard to the size and composition of the Board, as well as qualified nominees for election as directors. The Nominating Committee gives appropriate consideration to qualified persons recommended by shareholders for nomination as directors, prior to the shareholder-proposed date referred to in the "Shareholder Proposals" section in this annual proxy statement, provided such recommendations are accompanied by sufficient information to permit the Nominating Committee to evaluate the qualifications and experience of the nominees.

  The Company's Board of Directors held four meetings in the fiscal year ended January 31, 2001 ("Fiscal 2001"). The Compensation Committee and the Audit Committee held five meetings and two meetings, respectively, during Fiscal 2001. The Board's Nominating Committee held one meeting during Fiscal 2001. Each director attended 75% or more of the meetings of the Board and committees of which they were members during Fiscal 2001.

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

  The Audit Committee is currently composed of two independent directors of the Company (as independence is defined in the National Association of Securities Dealers' listing standards) and oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

  The Committee reviewed with the independent accountants, Arthur Andersen LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under Statement of Auditing Standards No. 61 and other generally accepted auditing standards. In addition, the Committee has discussed with the independent accountants the accountants' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 and considered the compatibility of nonaudit services with the accountants' independence.

  The Committee discussed with the Company's independent accountants the overall scope and plans for the audit. The Committee met with the independent accountants, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board has approved that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2001 for filing with the Securities and Exchange Commission. In addition, the Committee recommended to the Board of Directors and the Board has approved the reappointment of Arthur Andersen LLP to serve as the Company's independent accountants.

Scott A. Belair

Joel S. Lawson III

Compensation of Directors

  The Company currently pays each director who is not also an employee of the Company ("Outside Directors") $1,000 for each meeting of the Board of Directors attended, excluding committee meetings. The Company also reimburses the directors for their expenses incurred in connection with their activities as directors. The Company's 1997 Stock Option Plan (the "1997 Plan") provides for the grant of nonqualified stock options to each director who is also not an employee, and the Company's 2000 Stock Incentive Plan (the "2000 Plan") provides for a continuation of these grants.

  A person who becomes an Outside Director will receive an initial grant of an option to purchase 10,000 Common Shares on the date he or she becomes a director. Thereafter, on the first business day immediately following each of the dates on which an incumbent Outside Director is elected or reelected, he or she will receive an additional grant of an option to purchase 10,000 Common Shares provided that he or she did not receive an initial grant within the preceding six-month period under the 1997 Plan or within the preceding 12 month period under the 2000 Plan. Options generally become exercisable 12 months after the date of their grant. Each Outside Director may exercise options upon the termination of his or her membership on the Board for a reason other than death or disability for up to one year following termination, except where the option, by its terms, expires on an earlier date. During Fiscal 2001, each Outside Director received the grant of an option to purchase 10,000 Common Shares. The exercise price of options granted under the Plans is the fair market value of the Common Shares at the date of grant.

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee consists of Mr. Belair and Mr. Lawson.

Certain Business Relationships

  Burton M. Sapiro, a director of the Company, and the Company entered into an agreement pursuant to which Mr. Sapiro agreed to provide up to 36 days of retail-marketing consulting services per year to the Company. In consideration for such services, Mr. Sapiro is paid a daily fee of $1,100 and is reimbursed for his expenses. The agreement was approved by the Company's disinterested directors. The total amount paid to Mr. Sapiro in Fiscal 2001 pursuant to these arrangements, exclusive of directors' fees but including expenses, was $48,763.

  Harry S. Cherken, Jr., a director of the Company, is a partner in the law firm of Drinker Biddle & Reath LLP, which provided legal services to the Company in Fiscal 2001 and is expected to continue to do so in the future.

                               2. OTHER MATTERS

  The Board of Directors knows of no matters to be presented for action at the Meeting, other than those set forth in the attached Notice and customary procedural matters. If any other matters should properly come before the Meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting such proxies.

                             EXECUTIVE COMPENSATION

Summary Executive Compensation

  The following Summary Compensation Table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered during Fiscal 2001 and the Company's fiscal years ended January 31, 2000 ("Fiscal 2000") and January 31, 1999 ("Fiscal 1999") by the Company's President and the Company's four most highly compensated other executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Officers").

  Annual Compensation does not include medical, group life insurance or other benefits received by the Named Officers that are generally available to all salaried employees of the Company, and certain perquisites and other personal benefits, securities or property received by the Named Officers that do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

                          Summary Compensation Table

                                                   Long-Term
                             Annual Compensation  Compensation
                             -------------------  ------------
                                                   Securities
  Name and Principal                               Underlying     All Other
       Position         Year   Salary     Bonus    Options #    Compensation(1)
  ------------------    ---- ---------- --------- ------------  --------------
Richard A. Hayne        2001 $  235,000     5,000        --        $16,403(2)
 Chairman and President 2000    235,000    30,000        --         20,954
                        1999    235,000    28,500        --         37,472

Glen T. Senk            2001    350,000     5,000        --          7,303(3)
 President,
  Anthropologie, Inc.   2000    259,968   205,000        --            958
                        1999    224,423    61,875   300,000(4)       2,063

Stephen A. Feldman      2001    260,000     4,000        --          3,093(7)
 Chief Financial
  Officer(5)            2000    260,000    44,000        --          3,358
                        1999    165,000    16,000   100,000(6)      53,811

Glen A. Bodzy           2001    200,000     4,000    10,000          4,813(8)
 General Counsel and    2000    187,019    21,500     5,000         75,778
 Corporate Secretary    1999    175,000    21,500    25,000          2,063

Kenneth R. Bull         2001    135,000     3,000     2,000          1,278
 Treasurer(9)           2000    103,846    11,500    10,000             --
                        1999         --        --        --             --

--------
(1) Includes matching cash contributions in Fiscal 2001 of $1,903 by the Company under the Urban Outfitters 401(k) Savings Plan for each of Messrs. Hayne, Senk, Feldman and Bodzy. Mr. Bull received matching cash contributions in Fiscal 2001 of $1,278.
(2) Includes life insurance premiums paid by the Company for Mr. Hayne in the amount of $11,396 and professional tax services in the amount of $3,104 in Fiscal 2001.
(3) Includes an auto allowance paid by the Company for Mr. Senk in the amount of $5,400.
(4) These options become exercisable on February 1, 2005. These options are also subject to an accelerated vesting schedule in the event certain performance goals are met. The accelerated vesting schedule allows these options to become exercisable as to 60,000 shares on February 1, 2000 and as to additional 60,000 shares on each February 1 thereafter.
(5) Mr. Feldman joined the Company in June 1998.
(6) These options become exercisable as to 10,000 shares on June 15, 2000, and as to additional 10,000 shares on each June 15 thereafter until June 15, 2002 and 20,000 shares on June 15, 2003 and June 15, 2004 and 30,000 shares on June 15, 2005. These options are also subject to an accelerated vesting schedule in the event certain performance goals are met. The accelerated vesting schedule allows these options to become exercisable as to 20,000 shares on June 15, 2000 and as to additional 20,000 shares on each June 15 thereafter.
(7) Includes life insurance premiums paid by the Company in the amount of $1,190 in Fiscal 2001.
(8) Includes parking expenses paid by the Company for Mr. Bodzy in the amount of $2,910.
(9) Mr. Bull joined the Company in April 1999.

Stock Option Information

  Options Grant Table: The following table sets forth certain information concerning grants of stock options made to the Named Officers during Fiscal 2001.

                       Option Grants in Last Fiscal Year

                   Individual Grants
----------------------------------------------------------
                               % of
                               Total
                              Options
                 Number of    Granted                        Potential Realizable Value at
                 Securities     to                           Assumed Annual Rates of Stock
                 Underlying  Employees Exercise            Price Appreciation for Option Term
                  Options    in Fiscal or Base  Expiration ----------------------------------
     Name         Granted      2001     Price      Date           5%               10%
     ----        ----------  --------- -------- ---------- ---------------- -----------------
Glen A. Bodzy      10,000(1)    4.1%    $8.625  8/31/2010  $         54,242 $         137,460
Kenneth R. Bull     2,000(1)    0.8%    $8.625  8/31/2010  $         10,848 $          27,492

--------
(1) Pursuant to a five year, 20% per year vesting schedule commencing August 31, 2001.

Aggregate Option Exercises and Fiscal Year-End Option Value Table: The following table sets forth certain information concerning options exercised by the Named Officers during Fiscal 2001, information concerning the number of stock options held by the Named Officers on January 31, 2001, and the value of in-the-money options outstanding as of such date. The value of in-the-money options represents the aggregate excess of the fair market value of a Common Share on January 31, 2001 of $8.875 over the applicable exercise prices multiplied by the number of Common Shares issuable upon the exercise of the stock options.

                          Aggregated Option Exercises
                               in Fiscal 2001 and
                       Fiscal 2001 Year-End Option Values

                                                      Number of                 Value of
                                                 Unexercised Options      In-the-Money Options
                           Shares                At Fiscal Year-End        At Fiscal Year-end
                         Acquired On  Value   ------------------------- -------------------------
                          Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
          Name           ----------- -------- ----------- ------------- ----------- -------------
Richard A. Hayne........      --       $--           --           --        $--         $  --
Glen T. Senk............      --        --      210,000      240,000         --            --
Stephen A. Feldman......      --        --       10,000       90,000         --            --
Glen A. Bodzy...........      --        --       16,000       24,000         --         2,500
Kenneth R. Bull.........      --        --        2,000       10,000         --           500

                      REPORT OF THE COMPENSATION COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

  Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's executive officers. In fulfillment of this requirement, the Compensation Committee at the direction of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

  The Compensation Committee is composed of two nonmanagement directors of the Company. The Compensation Committee determines the compensation for the executive officers of the Company named in the Summary Compensation Table and the other key employees of the Company. The Compensation Committee also administers the Company's Stock Option Plans.

  The Compensation Committee's philosophy is that executive compensation should be designed to:

  . reflect the Company's entrepreneurial orientation;

  . assist the Company in attracting and retaining superior executive talent while incentivizing a long-term commitment to the Company;

  . align the interests of management with those of shareholders through a significant equity-based component; and

  . reward an executive's individual contribution toward achievement of the Company's long- and short-term business goals.

  The Company's overall executive compensation program consists of three principal elements: base salaries, discretionary bonuses and stock options and other equity-based compensation. Base salaries are ordinarily established at the beginning of the fiscal year, while discretionary bonuses are awarded following the completion of the fiscal year. Stock options and other equity-based compensation may be granted at any time during the fiscal year.

  The base salaries for the Company's executive officers in Fiscal 2001 were competitively established by the Compensation Committee based upon a general assessment of the compensation paid by other companies in the retail specialty apparel industry. In evaluating compensation paid by other companies, the Compensation Committee relied on the general knowledge that its members have obtained from informal reviews of various press and industry reports. The Company's President does not participate in the determination of compensation policies by the Compensation Committee.

  The Compensation Committee, however, consults with the Company's President in determining base salary levels for each executive officer and takes into consideration the President's assessment of the performance of each of the executive officers (other than the President) against the factors established by the Compensation Committee.

  The Compensation Committee also establishes the level of discretionary bonuses and option awards to the Company's executive officers. Discretionary cash bonuses to the President and other executive officers are awarded based upon the Compensation Committee's subjective assessment of the Company's overall financial performance and the Compensation Committee's subjective assessment of the President's and other executive officers' individual contributions to that overall performance. Factors considered by the Compensation Committee in awarding cash bonuses include the officer's initiative, managerial ability, level of responsibilities, development of subordinates, fairness with respect to bonuses of other executives and handling of special projects, but no particular weight is ascribed by the Compensation Committee to any one or more of these factors. The Compensation Committee does not rely upon or utilize any particular hurdles, benchmarks or other objective criteria to determine the amount of the bonuses, nor does the Compensation Committee compare the compensation of the President or other executive officers to any peer group for purposes of awarding bonuses.

  During Fiscal 2001, the factors considered by the Compensation Committee in determining the President's salary and bonus were the extent to which the Company met sales and net income objectives, stock performance and the recruitment and development of management talent for the Company. The Compensation Committee also takes into account the fact that the President beneficially owns 42.2 % of the Company's outstanding Common Shares.

  The Compensation Committee believes that stock ownership by management and equity-based performance compensation arrangements are useful tools to align the interests of management with those of the Company's shareholders. A decision whether to grant stock options and the size of the grant to each executive officer is determined by the Compensation Committee based upon a subjective assessment of such executive officer's performance after taking into consideration prior years' grants and the organizational impact of the executive officer, as well as to respond to competitive conditions in the attraction and retention of new and current executive officers.

  During Fiscal 2001, the only stock options or other equity based compensation granted to any executive officers of the Company were options to purchase 10,000 Common Shares granted to Mr. Bodzy and 2,000 Common Shares granted to Mr. Bull.

 This report is submitted by the Compensation Committee.

 Scott A. Belair

 Joel S. Lawson III

                            STOCK PERFORMANCE CHART

  The following graph compares the cumulative total shareholder return on the Company's Common Shares with the cumulative total return on the Standard and Poor's 500 Composite Stock Index and the Standard and Poor's Retail Specialty-Apparel Index for the period beginning February 1, 1996 and ending January 31, 2001, assuming the reinvestment of any dividends and assuming an initial investment of $100 in each. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Common Shares or the referenced indices.




                                Jan-96  Jan-97  Jan-98  Jan-99  Jan-00  Jan-01
Urban Outfitters, Inc.         $100.00 $ 98.48 $138.08 $132.49 $109.65 $ 72.08
S&P 500 Index                  $100.00 $126.34 $160.34 $212.43 $234.41 $232.30
Retail(Specialty-Apparel)-500  $100.00 $126.62 $229.87 $475.93 $453.82 $423.76

BENEFICIAL OWNERSHIP

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares as of March 22, 2001 (December 31, 2000 with respect to T. Rowe Price Associates and Royce & Associates, Inc.) by: (a) each person known to the Company who beneficially owns more than five percent of the Company's outstanding Common Shares, (b) each director and Named Officer and (c) all directors and executive officers of the Company as a group. Unless otherwise indicated: (a) the address of each of the beneficial owners identified is 1809 Walnut Street, Philadelphia, Pennsylvania 19103 and
(b) each person has sole voting and investment power with respect to all such shares.

                                                          Amount of
                                                          Beneficial Percent of
                                                          Ownership    Class
                                                          ---------- ----------
Richard A. Hayne (1)..................................... 7,274,453     42.2%
T. Rowe Price Associates (2)............................. 1,947,700     11.3%
 100 East Pratt Street
 Baltimore, Maryland 21202
Royce & Associates, Inc.(2).............................. 1,054,500      6.1%
 75 State Street
 Boston, Massachusetts 02109
Scott A. Belair (3)......................................   682,000      4.0%
Glen T. Senk (4).........................................   270,643      1.6%
Kenneth K. Cleeland (5)..................................   145,996        *
Joel S. Lawson III (6)...................................    85,800        *
Harry S. Cherken, Jr.(7).................................    80,000        *
Burton M. Sapiro (8).....................................    60,000        *
Glen A. Bodzy (9)........................................    17,598        *
Stephen A. Feldman (10)..................................    11,098        *
Kenneth R. Bull (11).....................................     4,300        *
All directors and officers as a group.................... 8,631,888     50.0%
 (10 persons) (1)(3)(4)(5)(6)(7)(8)(9)(10)(11)

--------
*Less than 1%.

(1) Includes 533,334 shares owned by the Irrevocable Trust of Richard A. Hayne, 533,334 shares owned by the Irrevocable Trust of Elizabeth Van Vleck, 50,800 shares owned by the Hayne Foundation and 3,003 shares allocated under the Company's 401(k) Savings Plan (formerly the Profit-Sharing Fund). Excludes 144,498 shares beneficially owned by Mr. Hayne's spouse, as to which he disclaims beneficial ownership.
(2) All information derived for the following companies was obtained from Form 13G's filed with the SEC for the period ending December 31, 2000. T. Rowe Price Associates, Inc. has sole voting power as to 859,800 shares and sole dispositive power as to 1,341,200 shares. These securities are owned by various individual and institutional investors including T. Rowe Price New Horizons Fund, Inc. (which owns 606,500 shares, representing 3.5% of the shares outstanding), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Royce & Associates, Inc. has sole voting and dispositive power as to 1,054,500 shares.
(3) Excludes 333,334 shares owned by Trust U/A/D April 16, 1993 by Scott A. Belair as grantor and Steven D. Burton as Trustee, as to which he disclaims beneficial ownership. Includes 62,000 shares subject to presently exercisable options and 10,000 shares subject to options that will become exercisable within 60 days.
(4) Includes 270,000 shares subject to presently exercisable options and 643 shares allocated under the Company's 401(k) Savings Plan (formerly the Profit-Sharing Fund).
(5) Includes 20,000 shares subject to presently exercisable options and 10,000 shares subject to options that will become exercisable within 60 days.
(6) Includes 62,000 shares subject to presently exercisable options, 10,000 shares subject to options that become exercisable within 60 days and 1,800 shares held by a trust of which he is a trustee.
(7) Includes 62,000 shares subject to presently exercisable options and 10,000 shares subject to options that become exercisable within 60 days.
(8) Includes 50,000 shares subject to presently exercisable options and 10,000 shares subject to options that become exercisable within 60 days.
(9) Includes 16,000 shares subject to presently exercisable options, 1,000 shares subject to options that become exercisable within 60 days and 98 shares allocated under the Company's 401(k) Savings Plan (formerly the Profit-Sharing Fund).
(10) Includes 10,000 shares subject to presently exercisable options and 98 shares allocated under the Company's 401(k) Savings Plan (formerly the Profit-Sharing Fund).
(11) Includes 2,000 shares subject to presently exercisable options and 2,000 shares subject to options that become exercisable within 60 days.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals for next year's 2002 Annual Meeting of Shareholders must comply with applicable Securities and Exchange Commission rules and regulations and must be received by the Secretary of the Company prior to December 19, 2001, to be considered for inclusion in the Company's Proxy Statement.

                            INDEPENDENT ACCOUNTANTS

  The Audit Committee has recommended and the Board of Directors has approved the reappointment of Arthur Andersen LLP as its independent accountants for the fiscal year ending January 31, 2002. The Board has not proposed that any formal action be taken at the meeting with respect to the ratification of the appointment of Arthur Andersen LLP because no action is required.

Audit Fees

  The aggregate fees of Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for Fiscal 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $108,000.

Financial Information Systems Design and Implementation Fees

  For Fiscal 2001, there were no fees incurred by Arthur Andersen LLP for professional services rendered for information technology services relating to financial information systems design and implementation.

All Other Fees

  All additional Arthur Andersen LLP fees for Fiscal 2001 were for nonaudit professional services, which consisted principally of tax consulting and compliance services, in the amount of $530,000.

  On December 2, 1999, Urban Outfitters replaced PricewaterhouseCoopers LLP as the principal accountant for the Company and its subsidiaries. For neither of the two years prior to December 2, 1999, had the former principal accountant's reports on the Company's financial statements contained an adverse opinion or a disclaimer of opinion, nor had its opinion been qualified or modified as to uncertainty, audit scope or accounting principles. The Company's decision to replace its principal accountant was recommended by the Audit Committee of the Board of Directors of the Company and approved by the Board of Directors. During the Company's two most recent fiscal years prior to December 2, 1999 (February 1, 1997 to January 31, 1998 and February 1, 1998 to January 31,
1999) and through December 2, 1999, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements. During the Company's two most recent fiscal years prior to December 2, 1999 and through December 2, 1999, there had been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

  On December 2, 1999, the Company engaged as its new principal accountant Arthur Andersen LLP beginning with the fiscal year ended January 31, 2000. The new principal accountant was not consulted during the Company's two most recent fiscal years prior to December 2, 1999 and through December 2, 1999 prior to its engagement regarding the application of accounting principles.

  Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to answer appropriate questions and to make a statement if they so desire.

                            ADDITIONAL INFORMATION

  Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Shareholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and 10% Shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on the Company's review of the copies of such forms received by it and a written representation from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period February 1, 2000 through January 31, 2001, all filing requirements applicable to its officers, directors and 10% Shareholders were complied with on a timely basis, except that a Form 5 for Richard A. Hayne, the President of the Company was filed in March 2001 reporting (i) the sale of 5,500 common shares by Mr. Hayne's spouse, as to which Mr. Hayne disclaims beneficial ownership, and (ii) a gift of 40,000 common shares by The Hayne Foundation in September 1999.

  Proxy Solicitation Costs. The cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail, personal interview or telephone by certain officers and other employees of the Company who will receive no additional compensation therefor. The Company will reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to the beneficial owners for whom they hold shares.

  Annual Report. This Proxy Statement is accompanied by the Company's Annual Report to Shareholders for Fiscal 2001.

  Each person solicited can obtain without charge, except for exhibits, a copy of the Company's Annual Report on Form 10-K for Fiscal 2001 as filed with the Securities and Exchange Commission by sending a written request to:

                                          URBAN OUTFITTERS, INC.
                                          1809 Walnut Street
                                          Philadelphia, Pennsylvania 19103
                                          Attention: Investor Relations

                                          By Order of the Board of Directors

                                          /s/ Richard A. Hayne
                                          Richard A. Hayne
                                          Chairman of the Board

April 20, 2001

                                  APPENDIX A
                            URBAN OUTFITTERS, INC.
                            AUDIT COMMITTEE CHARTER

I. PURPOSE

  The primary function of the Audit Committee (the "Committee") of Urban Outfitters, Inc. (the "Company") is to assist the Board of Directors (the "Board") in fulfilling their oversight responsibilities to the shareholders, potential shareholders and the investment community by reviewing (a) the financial reports and other financial information provided by the Company; and
(b) the Company's system of internal controls--including accounting, auditing and financial reporting practices. Consistent with this function, the Committee should foster adherence to and should encourage continuous improvement of the Company policies, procedures and practices at all levels, as well as maintain free and open means of communication between directors, the independent auditors and the financial management of the Company.

II. MEMBERSHIP

  The Committee shall be comprised of two or more directors (three or more after June 1, 2001) as determined by the Board. Each of the directors shall be independent of management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee. All members of the Committee shall have a working familiarity with finance and accounting practices and, at least one member of the Committee must have accounting-related financial management expertise. The members of the Committee shall be appointed by the Board and meet the independence and experience requirements of the NASD.

III. MEETINGS

  The Committee shall meet at least annually, or more frequently as circumstances dictate. Minutes of each meeting shall be prepared and sent to Committee members and to all members of the Board. Copies of the minutes are to be made available to the independent accountants. As part of their responsibility to foster open communications, the Committee may request members of management or others to attend the meetings and provide pertinent information, as necessary. In conjunction with its meetings, the Committee should meet at least annually with management, including the Chief Financial Officer and, if appropriate, other senior financial executives, and with the independent accountants in separate executive sessions to discuss any matters that the Committee or each of the groups believes should be discussed privately.

IV. RESPONSIBILITIES

  A. Provide an open, independent means of communication between the independent accountants and the Board.

  B. Recommend to the Board the independent accountants to be nominated, and review and approve the discharge of the independent accountants, if warranted. The independent accountants are ultimately accountable to the Board of Directors and Audit Committee.

  C. Confirm and assure the independence of the independent accountants. Receive and discuss periodic written reports from the independent accountants, regarding their objectivity and independence, including statements regarding other relationships and services. If necessary, recommend that the full Board take appropriate action to ensure the independence of the independent accountants.

  D. Review with the independent accountants their process for identifying significant risks or exposures and the proposed audit plan and scope to assure proper audit coverage.

  E. Consider and review with the independent accountants the adequacy of the Company's internal controls including computerized information system controls and security and elicit recommendations for the improvement of such internal control procedures where desirable.

  F. Review with the independent accountants and, as necessary, management, on an annual basis, or as appropriate:

    -- The Company's financial reporting (including financial statements and related footnotes), including their qualitative judgements about the quality and acceptability of the accounting principles and financial disclosure practices used or proposed. This includes a discussion regarding the significant findings discovered, if applicable, and discussion regarding the appropriateness of the accounting principles applied for new transactions or events.

    -- Any significant changes required in the independent accountants' audit plan.

    -- Any serious difficulties or disputes with management encountered during the course of the audit, including any restrictions on the scope of activities or access to required information.

    -- Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

    -- Any management letter provided by the independent accountants and the Company's response to that letter.

    -- Any legal and regulatory matters that may have a material impact on the financial statements. This includes related corporate compliance policies, programs, and reports received from regulators.

  G. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

  H. Consider whether the Company requires a separate internal audit function.

  I. Review and reassess the adequacy of this Charter annually and submit recommended amendments to the Board for approval.

  J. Investigate any matter brought to its attention within the scope of the Audit Committee's duties, with the power to retain outside counsel for the purpose if, in its judgement, that is appropriate.

  K. The Committee will perform such other functions as assigned by law, the Company's charter or By-laws, or the Board.

                             URBAN OUTFITTERS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoints Richard
   A. Hayne and Stephen A. Feldman, or either of them, with full power of substitution, as the undersigned's proxies to vote at the Annual Meeting of Shareholders of Urban Outfitters, Inc. (the "Company") called for May 22, 2001 and at any adjournment thereof.

     1. ELECTION OF DIRECTORS

                 [_] FOR the       [_] WITHHOLD AUTHORITY
                  nominees listed
                  below            to vote for the nominees listed below

    Nominees: Richard A. Hayne, Scott A. Belair, Harry S. Cherken, Jr., Kenneth K. Cleeland, Joel S. Lawson III, Burton M. Sapiro.

    (Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) on the line below.)

    --------------------------------------------------------------------

     2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                         (Continued on reverse side)

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1.

                                              You are urged to sign and
                                              return this proxy so that
                                              you may be sure that your
                                              shares will be voted.

                                              Dated: _______________, 2001

                                              ----------------------------
                                                Signature of Shareholder

                                              ----------------------------
                                                Signature of Shareholder

                                              Please sign exactly as your
                                              name appears hereon, date
                                              and return promptly. When
                                              shares are held by joint
                                              tenants, both should sign.
                                              Executors, administrators,
                                              trustees and other
                                              fiduciaries should indicate
                                              their capacity when
                                              signing.